SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                      ___________________


                           FORM 8-K

                        CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 7, 1997


                        WORLD AIRWAYS, INC.
        (Exact name of registrant as specified in charter)


Delaware                  0-26582                94-1358276
(State or other         (Commission             (IRS Employer
jurisdiction of          File Number)        Identification No.)
 incorporation)


 13873 Park Center Road, Suite 490, Herndon, Virginia   20171
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:
(703) 834-9200

<PAGE.
ITEM 5. ACQUISITION OR DISPOSITION OF ASSETS

        World Airways, Inc. (the "Company") has previously disclosed that Philippine Airlines is experiencing financial difficulties, and has been making monthly lease payments to the Company on an installment basis according to a payment plan which the Company and Philippine Airlines would agree to at the beginning of each month. The Company and Philippine Airlines have not agreed on a payment plan for July. Philippine Airlines has failed to date to pay its July monthly lease rent for four MD-11 passenger aircraft. The Company is in discussions with Philippine Airlines about how Philippine Airlines will meet all of its contractual obligations to the Company. The Company is also in discussions with Philippine Airlines and another air carrier to relieve Philippine Airlines of a portion of its remaining lease obligations for up to two of the four aircraft. The Company can provide no assurances, however, that these negotiations will be successful. The failure of the negotiations, and/or the failure of Philippine Airlines to pay all outstanding amounts owed to the Company, if not offset by other business, would have a material adverse effect on the financial condition, cash flows and results of operation of the Company. The Company has also received a written notice of default from Philippine Airlines alleging certain performance deficiencies by the Company relating to flight delays. The Company believes that the issuance of the notice of default by Philippine Airlines relates to the financial difficulties Philippine Airlines is experiencing, rather than to any performance shortfall by the Company. The Company believes that it is not in default under the contract, and has provided Philippine Airlines with substantial statistical data fully supporting the Company's position.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

(a)      Financial Statements

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.

(c)      Exhibits

         Not applicable.

                           SIGNATURE



     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   WORLD AIRWAYS, INC.


                                   /s/ Mark S. Lynch
                                   Name:  Mark S. Lynch
                                   Title: Chief Financial Officer


Date:  July 7, 1997